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                                                                   EXHIBIT 23(b)


                              WOOLWORTH CORPORATION
                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-10783, 33-91888, 33-91886, 33-97832, 333-07215
and 333-21131) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-43334 and No. 33-86300) of Woolworth Corporation of our report dated March 8, 1995 appearing in this Form 10-K.





 /s/ Price Waterhouse LLP
Avenue of the Americas
New York, New York
April 22, 1997